AMENDMENT
                                       TO
                    HORNE FAMILY VOTING TRUST AGREEMENT--1991

         AMENDMENT dated as of the 17th day of October, 1997 by and among Timothy P. Horne and Noah T. Herndon, as trustees (together, the "Trustees") under the Horne Family Voting Trust Agreement--1991, as amended (the "Voting Trust Agreement"), Frederic B. Horne as trustee of the Peter W. Horne Trust--1976 (the "Stockholder"), and Watts Industries, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company, the Trustees and the Stockholder, as the registered holder of all of the voting trust certificates outstanding under the Voting Trust Agreement, desire to amend the Voting Trust Agreement to provide that voting trust certificates may not be transferred without the written consent of all of the Trustees.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. The second paragraph of Section 1 of the Voting Trust Agreement is hereby amended and restated in its entirety to read as follows:

                 "Any registered holder of voting trust certificates  hereunder may from time to time withdraw shares represented thereby pursuant to this Agreement in the manner provided below in this Section 1, and such shares, when so withdrawn, shall be free of any restrictions imposed by this Agreement, but shall remain subject to any and all restrictions imposed by other agreements or by law. Such withdrawal shall be effected only by a written amendment to this Agreement in the form of Exhibit A hereto executed by all of the Trustees then serving hereunder (acting together or, if all such Trustees do not agree, by the Trustee, if any, having the Determination Power with respect to such withdrawal under Section 10 hereof), and, if neither TIMOTHY P. HORNE nor FREDERIC
         B. HORNE is then serving as a Trustee hereunder, also by the holders of a majority in interest of the voting trust certificates hereunder then outstanding; provided, however, that in the event TIMOTHY P. HORNE for any reason ceases to serve as a Trustee hereunder, any successor Trustee appointed pursuant to the second paragraph of Section 11 hereof (or any co-Trustee appointed pursuant to the sixth sentence of the first paragraph of Section 11) shall have the sole power to consent to and authorize (without any required consent or approval of any other Trustee or any holder of voting trust certificates) the withdrawal of any shares of Class B Common Stock deposited by TIMOTHY P. HORNE at the date hereof or hereafter, or capital stock otherwise represented by voting trust certificates held by TIMOTHY P. HORNE as of the date he ceases to serve as a Trustee hereunder or held by him thereafter (collectively, "TPH Shares"). Upon the surrender of the voting trust certificate or certificates designated in such amendment by such holder, the Trustees are authorized to deliver or cause to be delivered to such holder a certificate or certificates for the shares of the capital stock of the Company so withdrawn, with any appropriate restrictive legends, and a voting trust certificate in respect of the remaining shares, if any. Nothing in this Section 1 or in any such amendment shall modify, amend, limit or terminate any other restrictions contained in, or be construed as a consent to any transfer of shares subject to this Agreement under, any other agreement or instrument, unless such amendment specifically refers to such other agreement or instrument and satisfies all requirements for amendment or waiver thereof (including execution and delivery by appropriate parties)."

         2. The first paragraph of Section 4 of the Voting Trust Agreement is hereby amended and restated in its entirety to read as follows:

                  "4. Transfer of  Certificates;  Restrictions.  The transfer of any voting trust certificate (including without limitation any sale, assignment, donation, pledge, encumbrance, grant of a security interest, hypothecation or other transfer or disposition) (a) shall be effected only with the written consent of all of the Trustees then serving hereunder (acting together, or, if all such Trustees do not agree, by the Trustee, if any, having the Determination Power with respect to such transfer under Section 10 hereof) and (b) shall be subject to any restrictions, conditions and other provisions applicable to it or to the stock which it represents, whether imposed by law, specified on the relevant certificate or specified in the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate") (provided that any transfer of voting trust certificates without a transfer of the underlying stock held in this voting trust shall in no way affect the voting rights of such underlying stock, consistent with the terms of the Restated Certificate), this Agreement or any other agreement, including without limitation the Stock Restriction Agreement dated as of August 28, 1986, as the same may have been or may hereafter be amended and/or restated, among parties hereto. Any attempted transfer in violation of such restrictions, conditions and other provisions shall be void ab initio and the Trustees shall not register such transfer or recognize the intended transferee as the holder of the voting trust certificate for any purpose. To the extent permitted by law, voting trust certificates shall not be subject to attachment, garnishment, judicial order, levy, execution or similar process, however instituted, for satisfaction of a judgment or otherwise."

         3. Clause (iii) of the fourth paragraph of Section 10 of the Voting Trust Agreement is hereby amended and restated in its entirety to read as follows:

                  "(iii) If at any time FREDERIC B. HORNE shall cease to serve as a Trustee hereunder while TIMOTHY P. HORNE is serving as a Trustee hereunder, the concurrence of both TIMOTHY P. HORNE and any successor Trustee appointed in accordance with the second paragraph of Section 11 shall be required in connection with any vote involving the election or removal of a Director or Directors of the Company as provided in clause
         (ii) above, but in all other respects TIMOTHY P. HORNE (for so long as he continues to serve as a Trustee hereunder) shall have the Determination Power."

         4. The first paragraph of Section 11 of the Voting Trust Agreement is hereby amended by deleting the following text in its entirety:

                  "At least one  Trustee  shall  serve  hereunder  at all times.
         Trustees shall in no event be subject to removal for any reason and any Trustee hereunder shall serve until his or her resignation, refusal to act, death, permanent disability or incapacity (as hereinafter defined) to act. Any Trustee hereunder may resign by a signed instrument delivered to the remaining Trustee or Trustees, if any, or otherwise to the registered holders of the outstanding voting trust certificates. The following provisions shall govern the succession of Trustees hereunder. In the event that FREDERIC B. HORNE shall cease to serve as a Trustee hereunder while TIMOTHY P. HORNE is serving as a Trustee hereunder, then TIMOTHY P. HORNE and any individual designated pursuant to the following paragraph of this Section 11 shall serve as co-Trustees hereunder; provided, however, that TIMOTHY P. HORNE shall have the Determination Power for so long as he serves as a Trustee hereunder in such circumstances to the extent provided in Section 10; and provided further, however, that (i) if no designation of a successor Trustee pursuant to the following paragraph of this Section 11 shall be in effect at the time FREDERIC B. HORNE ceases to serve as a Trustee hereunder, or (ii) if all successor Trustees designated pursuant to the following paragraph of this Section 11 at the time FREDERIC B. HORNE ceases to serve as a Trustee hereunder have failed to serve as Trustees hereunder or have served as Trustees hereunder and thereafter ceased to so serve, an individual who shall be designated by TIMOTHY P. HORNE shall become and serve as a co-Trustee with TIMOTHY P. HORNE (and should such individual cease to serve, TIMOTHY P. HORNE shall designate in the same manner such successive individuals to serve) for the sole purposes of voting with TIMOTHY P. HORNE and making any withdrawal decisions for so long (and only so long) as TIMOTHY P. HORNE shall serve as a Trustee hereunder. In the event TIMOTHY P. HORNE shall cease to serve as a Trustee hereunder while FREDERIC B. HORNE is serving as a Trustee hereunder, then FREDERIC B. HORNE and any individual designated pursuant to the following paragraph of this
         Section 11 shall serve as co-Trustees hereunder; provided, however, that FREDERIC B. HORNE shall have the Determination Power for so long as he serves as a Trustee hereunder in such circumstances to the extent provided in Section 10; and provided further, however, that (i) if no designation of a successor Trustee pursuant to the following paragraph of this Section 11 shall be in effect at the time TIMOTHY P. HORNE ceases to serve as a Trustee hereunder, or (ii) if all successor Trustees designated pursuant to the following paragraph of this Section 11 at the time TIMOTHY P. HORNE ceases to serve as a Trustee hereunder have failed to serve as Trustees hereunder or have served as Trustees hereunder and thereafter ceased to so serve, an individual who shall be designated by FREDERIC B. HORNE (and who is named as an executor under the will of TIMOTHY P. HORNE to the extent any such executor is living and willing and able to serve), shall become and serve as a co-Trustee with FREDERIC B. HORNE (and should such individual cease to serve, FREDERIC B. HORNE shall designate in the same manner such successive individuals to serve) for the sole purposes of voting with FREDERIC B. HORNE and making any withdrawal decisions, in each case with respect to TPH Shares as contemplated in subclauses (B) and (C) of clause (iv) of
         Section 10, for so long (and only so long) as FREDERIC B. HORNE shall serve as a Trustee hereunder. In the event that both TIMOTHY P. HORNE and FREDERIC B. HORNE cease to serve as Trustees hereunder, then first any individual designated as the Primary Designee (as defined below) and then (in the event the Primary Designee shall fail or cease to serve as a Trustee hereunder) any person designated as the Secondary Designee (as defined below) pursuant to the following paragraph of this
         Section 11 shall continue serving as or shall become (as applicable) the sole Trustee hereunder. In the event any Primary Designee named pursuant to the following paragraph shall fail or cease to serve as a Trustee hereunder, then any Secondary Designee named pursuant to the following paragraph shall become a Trustee hereunder, serving as a co-Trustee as provided herein (subject to the provisions of clauses
         (ii), (iii) and (iv) of Section 10) in the event the Primary Designee fails or ceases to serve as a Trustee hereunder while FREDERIC B. HORNE or TIMOTHY P. HORNE (as applicable) is also serving as a Trustee hereunder and otherwise serving as the sole Trustee hereunder. After each of TIMOTHY P. HORNE, FREDERIC B. HORNE and all individuals designated pursuant to the following paragraph of this Section 11 shall cease to serve as Trustees hereunder, or if for any other reason there are no Trustees serving hereunder, then (and only then) a successor Trustee or Trustees shall be promptly appointed by registered holders of a majority in interest of the voting trust certificates then outstanding. Persons designated as Trustees hereunder may be granted and may hold the Determination Power only in accordance with Section 10 hereof."

         5. The second paragraph of Section 11 of the Voting Trust Agreement is hereby amended and restated in its entirety to read as follows:

                  "At any time  GEORGE B. HORNE and  TIMOTHY P.  HORNE,  if then living and not then subject to any incapacity (as hereinafter defined), may, by written instrument signed by each of them and filed with the registered office of the Company in Delaware, designate (i) an individual to serve as co-Trustee with TIMOTHY P. HORNE and/or to succeed TIMOTHY P. HORNE as sole Trustee hereunder should TIMOTHY P. HORNE cease to serve as a Trustee hereunder, in each case as contemplated by Section 10 and the preceding paragraph (the "Primary Designee"), and (ii) if they so elect, an additional individual to succeed the Primary Designee in performing the foregoing functions as Trustee hereunder (the "Secondary Designee") in the event that the Primary Designee shall fail or cease to serve as a Trustee hereunder. Any such designation shall also be revocable by a written instrument signed by each of GEORGE B. HORNE and TIMOTHY P. HORNE (if then living and not then subject to any incapacity (as hereinafter defined)) and filed with the registered office of the Company in Delaware at any time prior to the time at which a designated successor becomes a Trustee hereunder. It is understood that the provisions of this Section 11 are intended to permit the designation of two individuals to act as co-Trustees with TIMOTHY P. HORNE under certain circumstances and to follow TIMOTHY P. HORNE successively in the line of succession as Trustees hereunder, and while designations of particular individuals may be revoked (such as in the case of a designee's death, for example), no more than two individuals may become Trustees hereunder pursuant to a designation as a Primary or Secondary Designee absent an amendment to this Agreement, it being understood that in the event a Secondary Designee becomes a Trustee hereunder because a Primary Designee shall have failed to serve as a Trustee hereunder, then the individuals so empowered in this paragraph may thereafter name a new Secondary Designee in accordance with the terms hereof. In the event either GEORGE B. HORNE or TIMOTHY P. HORNE dies or becomes subject to any incapacity (as hereinafter defined), then the power to appoint or revoke the appointment of Primary and/or Secondary Designees may be exercised by such of these individuals who are then living and not then subject to any incapacity (as hereinafter defined). The power designated in this paragraph is personal to, and may be exercised only by, the individuals named in this paragraph in accordance with the terms hereof. The provisions of this paragraph are intended to be permissive and shall authorize, but not require, the appointment of a Primary or Secondary Designee."

         6. The effective date of this Amendment shall be the date first set forth above.

         7. As amended by this Amendment, the Voting Trust Agreement is in all respects ratified and confirmed, and as so amended by this Amendment the Voting Trust Agreement shall be read, taken and construed as one and the same instrument.

         8. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         9. This Amendment shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                                  [END OF TEXT]

         The parties hereto have executed this Amendment to the Voting Trust Agreement in one or more counterparts under seal as of the date first set forth above.


                                            WATTS INDUSTRIES, INC.


                                            By:        /s/Timothy P. Horne
                                                 Timothy P. Horne, Chairman


                                                       /s/Noah T. Herndon
                                            Noah T. Herndon, as Trustee


                                                       /s/Timothy P. Horne
                                            Timothy P. Horne, as Trustee

                                                       /s/Frederic B. Horne
                                            Frederic B. Horne, as Trustee of the
                                            Peter W. Horne Trust--1976